                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
International Language Engineering Corporation:

We consent to the inclusion of our report dated March 4, 1999, with respect to the consolidated balance sheets of International Language Engineering Corporation and subsidiaries as of December 27, 1998 and December 28, 1997 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the Form S-4 of Lionbridge Technologies, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG LLP
                                          KPMG LLP

Boulder, Colorado
March 28, 2000